EXHIBIT 23.3

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 11, 2004 in the Registration Statement (Form S-1 No. 333-112773) and related Prospectus of Liberman Broadcasting, Inc. dated April 7, 2004.

/s/ ERNST & YOUNG LLP

Los Angeles, California

April 5, 2004